UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2010

AMERICA’S SUPPLIERS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-27012	27-1445090
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7575 E. Redfield Rd. Suite 201 Scottsdale, AZ 85260
(Address of principal executive offices) (Zip code)

480-922-8155
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 27, 2010, the Board of Directors of America’s Suppliers, Inc. (the “Company”) appointed Marc Joseph, age 57, as a member of the board of directors to fill the vacancy resulting from the untimely passing of Peter Engel.

In addition, the Board of Directors of the Company appointed Mr. Joseph as President and Michael Moore, age 57, as Treasurer and Secretary of the Company to fill the executive officer vacancies resulting from Mr. Engel’s death.

Marc Joseph has been President of DollarDays International, Inc. (“DollarDays”) since its inception in 1999. From 1997 to 2002, Mr. Joseph founded and built Rebs Corporation into an 11 store chain of hair salons, which he ultimately sold. Prior to Rebs Corporation, Mr. Joseph held several progressive executive positions in retailing and discount merchandising. He holds a degree in Business Administration from Miami University.

Mr. Moore joined DollarDays in March 2007 as Controller and was promoted to Chief Financial Officer in late 2007. From 1999 to 2007, he was employed by the Safeway Corporation, holding several positions in finance and operations, most recently as Controller of Safeway’s Arizona ice cream facility. Prior to joining Safeway, Mr. Moore served as CFO of Vita Bran, a privately held pet food manufacturer. Mr. Moore holds a Bachelor of Science degree in Business with an emphasis in Accounting granted in 1983 from the University of the Pacific.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICA’S SUPPLIERS, INC.

Dated: August 2, 2010	By:	/s/ Marc Joseph
Name: Marc Joseph
Title: President